UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 21, 2005, ISTA Pharmaceuticals, Inc. (ISTA) announced that it has submitted an Investigational New Drug Application with the U.S. Food and Drug Administration (FDA) to conduct a Phase IIb clinical trial for ecabet sodium, a prescription eye drop for the treatment of dry eye syndrome (keratoconjunctivitis sicca or KCS). A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 28, 2005, ISTA announced that the FDA had approved the New Drug Application for Xibrom™ (bromfenac ophthalmic solution) 0.09% for the treatment of ocular inflammation following cataract surgery. A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in any press release of a reference to ISTA’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at ISTA’s Internet address is not part of this Current Report on Form 8-K or any other report filed by ISTA with the U.S. Securities and Exchange Commission.

Any statements contained in this Report or incorporated herein by reference that refer to future events or other non-historical matters are forward-looking statements. ISTA disclaims any intent or obligation to update any forward-looking statements. Such statements are based on ISTA’s expectations as of the date when made and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from expectations include, among others, risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release, dated March 21, 2005.

99.2	Press release, dated March 28, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

March 28, 2005	By:	/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 21, 2005.

99.2	Press release, dated March 28, 2005.